                                                                     EXHIBIT 4.5

                               THIRD AMENDMENT TO
                        Amended and Restated Credit Agreement
                        -------------------------------------


          This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Third Amendment"), effective as of March 31, 2001, is entered into by and among U.S. CONCRETE, INC., a Delaware corporation, (the "Company"), the Guarantors signatory hereto under the caption "Guarantors" (together with each other Person who becomes a Guarantor, collectively, the "Guarantors"), the Lenders signatory hereto under the caption "Lenders" (together with each other Person who becomes a Lender, collectively, the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, successor-in-interest by merger to Chase Bank of Texas, National Association, as administrative agent for the other Lenders (in such capacity, together with any other Person who becomes the administrative agent, the "Administrative Agent"), Bankers Trust Company, as syndication agent, First Union National Bank, as documentation agent, and Bank One, Texas, NA, Branch Banking & Trust Company, Credit Lyonnais New York Branch and The Bank of Nova Scotia, collectively as co-managing agents for the Lenders.

                             PRELIMINARY STATEMENT

  WHEREAS, the Company, the Guarantors, the Lenders, the Administrative Agent, the syndication agent, the documentation agent and the co-managing agents have entered into that certain Amended and Restated Credit Agreement dated as of February 9, 2000 (the "Original Credit Agreement") under the terms of which the Lenders agreed to make Revolving Credit Loans to the Company in an amount not exceeding $200,000,000.00; and

  WHEREAS, the Company, the Guarantors, the Lenders, the Administrative Agent, the syndication agent, the documentation agent and the co-managing agents have amended the Original Credit Agreement pursuant to that certain First Amendment to Amended and Restated Credit Agreement dated as of July 7, 2000 (the "First Amendment"); and

  WHEREAS, the Company, the Guarantors, the Lenders, the Administrative Agent, the syndication agent, the documentation agent and the co-managing agents have amended the Original Credit Agreement pursuant to that certain Second Amendment to Amended and Restated Credit Agreement dated as of September 30, 2000 (the "Second Amendment")(the Original Credit Agreement, as amended by the First Amendment and the Second Amendment and as may be further amended, extended, supplemented or restated from time to time, the "Credit Agreement"); and

  WHEREAS, the Company has requested the Lenders and the Administrative Agent to further amend certain terms of the Credit Agreement; and

  WHEREAS, the Lenders and the Administrative Agent have agreed to do so to the extent reflected in this Third Amendment, provided that each of the Company and the Guarantors ratifies and confirms all of its respective obligations under the Credit Agreement and the Loan Documents.

  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

  1. Defined Terms. All capitalized terms used in this Third Amendment and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

  2. Amendment to Section 6.08(a). Section 6.08(a) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

     "(a) Fixed Charge Coverage Ratio. The Borrower will not at any time permit the ratio of (i) EBITDA calculated on a rolling four (4) quarter basis (excluding any EBITDA computed pursuant to clause (b) of the definition of EBITDA) minus cash federal, state and local income and franchise taxes actually paid during such period, to (ii) cash interest expense, actually paid during such period (including the interest expense portion of any payments on Capitalized Lease Obligations but net of cash interest income actually received during such period) plus Maintenance Capital Expenditures for said period, to be less than (y) for the period ending March 31, 2001 and the period ending June 30, 2001, 1.5 to 1.0; (z) for the period ending September 30, 2001 and thereafter during the term hereof, 1.75 to 1.0.".

  3. Amendment to Section 6.11. Section 6.11 of the Credit Agreement is hereby deleted in its entirety and is replaced by the following:

     "Section 6.11. Limitation on Acquisitions. The Borrower will not, and will not permit any Subsidiary to, acquire (i) any securities of, or outstanding ownership interests in, any Person, or (ii) all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, without the prior written consent of the Required Lenders; provided, however, that the Borrower and/or any Subsidiary shall be entitled to acquire the securities of, outstanding ownership interests in, or assets of (x) any wholly owned Guarantor listed on the signature page of this Third Amendment, (y) any wholly owned Guarantor acquired, with the prior written consent of the Required Lenders, after the date hereof, or (z) any entity created by the merger, conversion, recapitalization or other restructuring of any entity described in (x) or
     (y) above, provided that after such merger, conversion, recapitalization or other restructuring, all or substantially all of such entity's assets consist of the securities of, outstanding ownership interests in, or assets of the entities described in (x) and (y) above.".

  4. Ratification. Each of the Company, as to itself and each Guarantor, and each Guarantor, as to itself, hereby ratifies all of its respective obligations under the Credit Agreement (including the Guaranty contained in Article X thereof) and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party remains in full force and effect and shall continue in full force and effect as amended and modified by this Third Amendment. Nothing in this Third Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Company or any

Guarantor released from any covenant, warranty or obligation created by or contained therein or herein.

  5. Representations and Warranties. Each of the Company, as to itself and each Guarantor, and each Guarantor, as to itself, hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Third Amendment has been duly executed and delivered on behalf of the Company and such Guarantor, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (b) this Third Amendment constitutes a valid and legally binding agreement enforceable against the Company or such Guarantor, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law,
(c) the representations and warranties contained in the Credit Agreement and the Loan Documents shall be true and correct on and as of the date of each Borrowing and the date of issuance, amendment, renewal or extension of each Letter of Credit, as applicable, except to the extent such representations and warranties relate to a prior date or, after prior notice to the Administrative Agent, are untrue or incorrect as a result of transactions permitted by the Loan Documents,
(d) no Default exists under the Credit Agreement (as amended hereby) or under any other Loan Document and (e) the execution, delivery and performance of this Third Amendment has been duly authorized by the Company and each Guarantor.

  6.  Conditions to Effectiveness. This Third Amendment shall be effective upon
(i) the execution hereof by the Guarantors, the Borrower and the Required Lenders and delivery to the Administrative Agent and receipt by the Administrative Agent of this Third Amendment executed by all such parties, and
(ii) receipt by the Administrative Agent of an amendment fee payable by the Company to the Administrative Agent for the pro rata benefit of the Lenders of 0.10% of the total Commitments.

  7. Counterparts. This Third Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

  8.  Governing Law. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT,
ALL NOTES, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS UNDER THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF TEXAS AND OF THE UNITED STATES.

  9.  Final Agreement of the Parties.  THIS THIRD AMENDMENT AND
THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

  IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                         COMPANY:

                              U.S. CONCRETE



                              By: /s/ Michael W. Harlan
                                  ---------------------
                                  Michael W. Harlan
                                  Senior Vice President

                       GUARANTORS:

                       AFTM Corporation, a Michigan corporation
                       American Concrete Products, Inc., a California
                         corporation
                       Atlas-Tuck Concrete, Inc., an Oklahoma corporation B.W.B., Inc. of Michigan, a Delaware corporation
                       Baer Concrete, Inc., a New Jersey corporation
                       Beall Concrete Enterprises, Ltd., a Texas limited
                         partnership
                       Beall Industries, Inc., a Texas corporation
                       Beall Management, Inc., a Texas corporation
                       Carrier Excavation and Foundation Company, a Delaware
                         corporation
                       Central Concrete Supply Co., Inc., a California
                         corporation
                       Central Precast Concrete, Inc., a California corporation Concrete XX Acquisition, Inc., a Delaware corporation Corden, Inc., a Michigan corporation
                       Cornillie Fuel & Supply, Inc., a Michigan corporation Cornillie Leasing, Inc., a Michigan corporation
                       Dencor, Inc., a Michigan corporation
                       DYNA, Inc., a Delaware corporation
                       E.B. Metzen, Inc., a Michigan corporation
                       Fendt Transit Mix, Inc., a Michigan corporation
                       Hunter Equipment Company, a Michigan corporation
                       Olive Branch Ready Mix, Inc., a Delaware corporation Opportunity Concrete Corporation, a District of Columbia
                         corporation
                       Premix Concrete Corp., a Delaware corporation
                       Ready Mix Concrete Company of Knoxville, a Delaware
                         corporation
                       San Diego Precast Concrete, Inc., a Delaware corporation Sierra Precast, Inc., a California corporation
                       Stokes Transit Mix, Inc., an Oklahoma corporation Superior Materials Company, Inc., a Delaware corporation Superior Redi-Mix, Inc., a Michigan corporation
                       USC GP, Inc., a Delaware corporation
                       USC Management Co., LP, a Texas limited partnership
                       USC Midsouth, Inc., a Delaware corporation



                       By: /s/ Michael W. Harlan
                           ---------------------
                           Michael W. Harlan
                           Vice President

                         Administrative Agent/Lender:
                         ---------------------------

                              THE CHASE MANHATTAN BANK



                              By:/s/ James R. Dolphin
                                 --------------------
                                 James R. Dolphin
                                 Senior Vice President

                         Syndication Agent/Lender:
                         ------------------------

                              BANKERS TRUST COMPANY



                              By: /s/ Susan L. LeFevre
                                  --------------------
                                  Name:  Susan L. LeFevre
                                  Title: Director

                         Documentation Agent/Lender:
                         --------------------------

                              FIRST UNION NATIONAL BANK



                              By: /s/ J. Andrew Phelps
                                  --------------------
                                  Name:  J. Andrew Phelps
                                  Title: Vice President

                          Lender:
                          ------

                              BANK OF AMERICA, N.A.,



                              By: /s/ William B. Borus
                                  --------------------
                                  Name:  William B. Borus
                                  Title: Senior Vice President

                         Co-Managing Agent/Lender:
                         ------------------------

                              BANK ONE, N.A. (formerly known as
                              Bank One, Texas, N.A.)



                              By: /s/ John J. Zollinger, IV
                                  -------------------------
                                  Name:  John J. Zollinger, IV
                                  Title: Associate Director

                         Co-Managing Agent/Lender:
                         ------------------------

                              CREDIT LYONNAIS
                              NEW YORK BRANCH



                              By: /s/ Attila Koc
                                  --------------
                                  Name:  Attila Koc
                                  Title: Senior Vice President

                         Co-Managing Agent/Lender:
                         ------------------------

                              THE BANK OF NOVA SCOTIA



                              By: /s/ M. D. Smith
                                  ---------------
                                  Name:  M. D. Smith
                                  Title: Agent

                         Co-Managing Agent/Lender:
                         ------------------------

                              BRANCH BANKING & TRUST COMPANY



                                    By: /s/ Cory Boyte
                                        --------------
                                        Name:  Cory Boyte
                                        Title: Vice President

                              Lender:
                              ------

                                   COMERICA BANK



                                   By:   /s/ Gerald R. Finney, Jr.
                                         -------------------------
                                   Name:   Gerald R. Finney, Jr.
                                   Title:  Vice President


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